EXHIBIT 10.20

                                      LEASE

            THIS LEASE is dated as of the 1st day of July, 1997, by and between NOTHUM DEVELOPMENT, L.L.C., an Arizona limited liability company ("Lessor"), and TRI-CITY MECHANICAL, INC., an Arizona corporation ("Lessee").

                              W I T N E S S E T H:

                                    ARTICLE 1

                                   DEFINITIONS

            The following terms used in this Lease shall have the meanings described below:

            BUILDINGS. All the buildings, and fixtures and equipment therein or thereon situated upon the Demised Premises, during the Lease Term, and any and all renewals, replacements, additions to and substitutions for any such Buildings and fixtures and equipment.

            DEFAULT RATE.  Fifteen percent (15%) per annum.

            DEMISED PREMISES. The real property, exclusive of the Buildings more particularly described on EXHIBIT "A", together with the easements, rights, privileges and appurtenances thereto.

            EVENT OF DEFAULT. The occurrence of any event described in ARTICLE
17.

            EXTENDED LEASE TERM. One (1) additional period of sixty (60) months, commencing upon the expiration of the Initial Lease Term, when exercised by Lessee in accordance with SS.2.02.

            FEE MORTGAGE. A mortgage on the fee interest in the Demised Premises, which shall be deemed to include a deed of trust and the note or other credit instrument secured thereby.

            FEE MORTGAGEE. A mortgagee under a Fee Mortgage, or the trustee and beneficiary under a deed of trust.

            FORCE MAJEURE. Any delay in Lessee's or Lessor's non-monetary obligations caused by acts of God or the public enemy, or by casualty or by strike, or by governmental restrictions upon the availability or use of labor or materials necessary to perform such obligations, or by reason of any other fact, matter or condition beyond the control of Lessee or Lessor, respectively.

            FORECLOSURE. The exercise of remedies under a Fee Mortgage and the enforcement of the rights of a beneficiary under a deed of trust and the exercise of the power of sale thereunder and the tender and acceptance of a warranty deed in lieu of foreclosure or forfeiture.

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            IMPOSITIONS. All real estate taxes, personal property taxes, rental taxes (whether denominated as rental, privilege, sales, transportation, excise or otherwise), assessments (arising from an improvement district or otherwise), sewer rents, water meter and water charges, levies, license and permit fees, charges for public utilities and all other charges of whatsoever kind and nature and whether any of the foregoing be general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time during the Lease Term may be imposed upon the rent and other payments due hereunder, the Demised Premises, the Building and/or the Improvements.

            IMPROVEMENTS. All improvements and structures other than Buildings at any time during the Lease Term erected or situated upon the Demised Premises, and any and all renewals, replacements, additions to and substitutions for any such Improvements.

            INITIAL LEASE TERM. The term commencing on the Rent Commencement Date and ending upon the expiration of one hundred twenty (120) months thereafter.

            LEASE.  This agreement.

            LEASE DATE. The date first set forth above, which shall be deemed to be the date of execution of this Lease by both parties.

            LEASE TERM. Where no distinction is made, the Initial Lease Term and/or the Extended Lease Term(s).

            MINIMUM RENT.

                  (a) Forty-Four Thousand One Hundred Seventy-Five and No/100 Dollars ($44,175.00) representing the first month's Minimum Rent shall be payable upon the execution hereof.

                  (b) Minimum Rent shall increase on each second anniversary of the Rent Commencement Date by an amount equal to six percent (6%) of the Minimum Rent due for the preceding month.

                  (c) Minimum Rent during the Extended Lease Term shall be payable in accordance with EXHIBIT "B" attached hereto.

                  (d) Minimum Rent shall be payable on the first day of each month (except as provided in subparagraph (a) above). If the Rent Commencement Date is on other than the first day of the month, the monthly rent for the first month and last month shall be prorated on a daily basis.

            NEW IMPOSITIONS. Impositions arising as a result of the events more particularly described in SS.5.07.

            PAD. The aggregate of the Demised Premises and the Improvements and Buildings thereon.

            RENT COMMENCEMENT DATE. The date upon which the Lessor receives a Certificate of Occupancy for the Building and Improvements.

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                                    ARTICLE 2

                     DEMISED PREMISES--TERM OF LEASE--OPTION

            ss.2.011. (a) Lessor, in consideration of the rents, covenants and agreements hereinafter reserved, on the part of Lessee to be performed, leases to Lessee, and Lessee leases from Lessor, the Pad, including all Buildings and Improvements therein or thereon as of the Rent Commencement Date, for the Lease Term, unless this Lease shall sooner terminate as hereinafter provided.

                        (b) Lessor hereby represents and warrants to Lessee that it is the owner of fee simple title to the Demised Premises subject to all matters of record.

            ss.2.012. (a) Lessee shall have one (1) option to extend the Initial Lease Term for an additional period of sixty (60) months, such Extended Lease Term to begin upon the expiration of the Initial Lease Term. The same terms and conditions as herein set forth shall apply to the Extended Lease Term (except the option to renew), and the Minimum Rent shall be as set forth in ARTICLE 1. If Lessee shall elect to exercise the aforesaid options, it shall do so by giving written notice to Lessor not less than twelve (12) months prior to the expiration of the Initial Lease Term.

                        (b) Notwithstanding the foregoing, Lessee may exercise the option only if, at the time of notice of exercise of such option and as of the date of the commencement of the Extended Lease Term, an Event of Default does not then exist.

                                    ARTICLE 3

                                      RENT

            ss.3.011. Lessee covenants and agrees to pay to Lessor during the entire Lease Term, Minimum Rent (commencing on the Rent Commencement Date) at the times, in the amounts and as provided in ARTICLE 1 and all other charges and amounts at the time provided for herein together with all sales, rental, excise or privilege taxes payable on such amounts. The Minimum Rent and other charges shall be paid to Lessor by Lessee without notice or demand and without abatement, deduction or set-off.

            ss.3.012. Commencing on the Rent Commencement Date, Lessee covenants and agrees to pay all Impositions to Lessor, or as otherwise provided herein.

            ss.3.013. It is the purpose and intent of Lessor and Lessee that the Minimum Rent shall be absolutely net to Lessor, so that this Lease shall yield, net to Lessor, the Minimum Rent specified herein and that all costs, operating expenses, Impositions, excise, rental, sales and privilege taxes, premiums, fees, interest, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Pad, excepting only certain taxes of Lessor as provided in SS.4.02 and any Fee Mortgage which may arise or become due during or out of the term of this Lease, shall be paid or discharged by the Lessee, and that Lessor shall be indemnified and saved harmless by Lessee from and against such costs, operating expenses, Impositions, premiums, fees, interest, charges, expenses, reimbursements and obligations, and Lessee expressly covenants to pay all of the foregoing.

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                                    ARTICLE 4

               PAYMENT OF TAXES, ASSESSMENTS AND CARRYING CHARGES

            ss.4.011. Lessee shall pay or cause to be paid (except as provided in SS.4.02), before any fine, penalty, interest or cost may be added thereto, all Impositions, provided, however, that:

                        (a) if, by law, any Imposition may at the option of the
            Lessee be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same, including any accrued interest on the unpaid balance of such Imposition, in installments and, in such event, shall pay only such installments as may become due during the term of this Lease as the same respectively become due and before any fine, penalty, further interest or cost may be added thereto; and

                        (b) any Imposition, except Impositions which have been
            converted into installment payments by Lessee, as referred to in SS.4.01(A), relating to a fiscal period of the taxing authority, a part of which period is included within the Lease Term and a part of which is included in a period of time after the expiration of the Lease Term, shall, whether or not such Imposition shall be assessed or become a lien upon the Demised Premises or the Building or the Improvements, or shall become payable, during the Lease Term, be adjusted between Lessor and Lessee as of the expiration of the Lease Term, so that Lessee shall pay that portion of such Imposition which that part of such fiscal period included in the period of time before the expiration of the Lease Term bears to such fiscal period, and Lessor shall pay the remainder thereof.

            ss.4.012. Nothing herein contained shall require Lessee to pay municipal, state or federal income, gift, estate, inheritance or excess profits taxes assessed against Lessor.

            ss.4.013. Lessee shall have the right to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, in which event, notwithstanding the provisions of SS.4.01, Lessee may postpone or defer payment of such Imposition if neither the Demised Premises, the Building nor the Improvements would by reason of such postponement or deferment be in danger of being forfeited or lost. Upon the termination of any such proceedings, Lessee shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings.

            ss.4.014. Lessor shall join in any proceedings referred to in SS.4.03 if the provisions of any law, rule or regulation shall require that such proceedings be brought by or in the name of Lessor, in which event Lessor shall join in such proceedings or permit the same to be brought in its name, provided that Lessor shall not ultimately be subjected to any liability for the payment of any fees, including reasonable counsel fees, costs and expenses. Lessor may retain independent counsel in connection with any such proceedings and Lessee shall pay the actual, reasonable and necessary expenses therefor. Lessee shall indemnify Lessor from and against all claims arising from Lessee's contest of any Impositions.

            ss.4.015. Lessor and Lessee agree to each furnish the other with whatever information, documents or records that may be required and otherwise cooperate so as to permit the Demised Premises

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to be assigned a separate Maricopa County Tax Roll number. Lessee agrees that should the Demised Premises be separately assessed, Lessee shall pay such separately assessed Imposition(s) according to this Article.

            ss.4.016. In the event the Demised Premises are not separately assessed, but are part of a larger parcel for assessment purposes (hereinafter referred to as the "larger parcel") then Impositions for which Lessee is responsible hereunder shall be a fractional portion of the Impositions on the larger parcel the numerator of which shall be the total area of the Demised Premises and the denominator of which shall be the total area of the larger parcel as to the "land" portion of such assessment. If, however, there are Buildings and Improvements on the Demised Premises, then the same calculation shall be made by comparing the area of the Buildings on the Demised Premises to the area of the buildings on the larger parcel and adding such amount to the "land" amount to determine Lessee's total share. With respect to any Impositions which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and statutory interest shall be included with the computation of the Impositions levied against the Demised Premises.

            ss.4.017. If at any time during the Lease Term, any authority having the power to tax shall alter the methods and/or standards of taxation and assessment, against the legal or equitable interests of Lessor or Lessor's lender in the Demised Premises or the remainder of the Pad in whole or in part, so as to impose a tax or taxes in lieu of or in addition to the tax or taxes in existence as of the date of this Lease, such taxes or assessments shall be paid by Lessee. Any special, unforeseen or extraordinary New Impositions, however described, shall be considered as "taxes" for the purposes of this Lease, excluding, however, from such taxes all general income taxes, gift taxes, inheritance taxes and estate taxes.

            ss.4.018. Upon Lessor's notice to Lessee given at least fifteen (15) days prior to the first day of any month, Lessor may require Lessee to deposit with Lessor, in monthly installments, an amount equal to one-twelfth (1/12) of the sum of the estimated Impositions for the calendar year in which the notice was given ("Impounds"). Such estimate shall be based upon the prior calendar year's Impositions. The Impounds shall be payable at the same time and manner as Minimum Rent is due and payable under this Lease. If the Impounds for the Impositions for a calendar year are insufficient to fully discharge the Impositions for that calendar year, Lessor may notify Lessee at any time after the end of such calendar year, and Lessee shall within ten (10) days thereafter deposit with Lessor an amount equal to such deficiency. If the amount Lessee has paid in Impounds for the prior calendar year is greater than the amount of actual Impositions for such calendar year, then such excess shall, at the option of Lessee, be refunded to Lessee by February 15th of the subsequent calendar year or applied to the current year's Impound payments. If Lessee shall commit an Event of Default, then all Impound amounts then held by Lessor may be applied to any amounts due under this Lease whether for Minimum Rent, Impositions, late charges, interest or other charges, in any order Lessor may determine. Lessee shall not be entitled to interest on Impounds. If Impositions are not being paid by Lessor, Lessee has the right to pay Impositions directly. In the event Lessor shall fail to pay, for any reason, any taxes, assessments or Impositions as they become due, Lessee shall be given prompt notice thereof and, at the option of Lessee, Lessee may require that all Impositions be deposited in escrow, with an escrow company of Lessee's choosing. In that event, all costs associated with the escrow shall be paid equally by Lessor and Lessee.

                                   ARTICLE 5

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                                   SURRENDER

            ss.5.011. Lessee covenants and agrees to not hold over without the express written consent of Lessor and shall on the last day of the Lease Term or upon any earlier termination of this Lease, or upon any entry or re-entry by Lessor upon the Demised Premises after an Event of Default, surrender and deliver up the Pad to the Lessor and, subject to the provisions of SS.14.03(B), in good order, condition and repair, reasonable wear and tear excepted.

            ss.5.012. Any property of Lessee which shall remain on the Demised Premises, or in the Buildings, after the termination or expiration of this Lease and the removal of Lessee from the Demised Premises and the Buildings may, at the option of Lessor, be deemed to have been abandoned by Lessee and either may be retained by Lessor as its property or be disposed of in such manner as Lessor may see fit.

                                    ARTICLE 6

                                    INSURANCE

            ss.6.011. Lessor shall, during the course of construction of the Building and the Improvements, keep the Pad and all fixtures and equipment installed therein by Lessor insured against loss or damage by fire and against loss or damage by such other risks now or hereafter embraced by "Special Form Property Insurance," so-called, and against such other risks or hazards and in such amounts as a Fee Mortgagee shall require. Thereafter, such insurance shall be maintained by Lessee during the Lease Term for a sum not less than one hundred percent (100%) of the full replacement value of the Buildings and Improvements erected upon the Demised Premises and not less than one hundred percent (100%) of the full replacement cost of the furniture, fixtures and equipment. Such insurance shall also insure the interest of Lessor and any Fee Mortgagee. A Standard Mortgagee Endorsement shall be provided for the benefit of such Fee Mortgagee. Flood hazard insurance shall also be maintained by Lessee if required by any Fee Mortgagee.

            ss.6.012. In addition to the insurance required above, Lessee, at its sole cost and expense (except as provided below), shall purchase and maintain during the entire Lease Term:

                        (a) A "Commercial General Liability Insurance" policy,
            so called, insuring against claims for bodily injury, death or property damage, occurring in, on or about the Demised Premises, the Building and Improvements and on, in or about the adjoining streets, avenues, property and passageways, naming the Lessor and the Lessee as the insureds, such insurance to afford minimum protection, during the term of this Lease, of not less than the amounts required by any Fee Mortgagee and in any event in an initial amount of not less than Two Million Dollars ($2,000,000.00). Such amount shall be increased upon the reasonable demand of Lessor. Reasonableness for the purposes of this subparagraph shall be determined by comparing the construction of the Building and Improvements and the use then being made of the Pad with other similarly constructed and operating facilities in the Phoenix metropolitan area.

                        (b) Such other insurance insuring against such risks, in
            such amounts with such protective provisions as may be reasonably required from time to time by any Fee

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            Mortgagee. Reasonableness for the purposes of this subparagraph shall be determined by comparing the construction of the Building and Improvements and the use then being made of the Pad with other similarly constructed and operating facilities in the Phoenix metropolitan area.

                        (c) "Business Income (and Extra Expense) Commercial
            Property Insurance - Rental Value only," so called, against loss of rent due to fire and the risks now or hereafter embraced by "Special Form Property Insurance," so-called, naming the Lessor as a loss payee.

            ss.6.013. All insurance provided for in this ARTICLE 6 shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are licensed to do business in the State of Arizona and which have been approved by Lessor and any Fee Mortgagee as to the qualifications of insurers and the amounts of insurance to be written by each. Prior to the Rent Commencement Date, and thereafter not less than twenty (20) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this ARTICLE 6, originals of the policies or evidence thereof on form ACORD 27, in the case of bodily injury and property damage liability insurance, bearing notations evidencing the payment of premiums or accompanied by other evidence of such payment, shall be delivered by Lessee to the person or entity entitled to approve any insurance company as provided above in this section.

            ss.6.014. Subject to ARTICLE 14 and to the provisions of any Fee Mortgage, the proceeds of any insurance required to be maintained by the provisions of this Article shall be payable to Lessor, or if paid to Lessee, Lessee shall immediately and simultaneously pay them to Lessor, and shall be used to restore the Demised Premises, Buildings and Improvements to their original approximate value, and to replace furniture, fixtures and equipment but for any use allowed by this Lease.

            ss.6.015. Each insurance policy shall, to the extent obtainable, have attached thereto (a) an endorsement that such policy shall not be cancelled or materially changed without at least thirty (30) days' prior written notice to the Lessor and any Fee Mortgagee; and (b) an endorsement to the effect that no act or omission of the Lessee shall invalidate the interest of such person or entity entitled to such notice.

            ss.6.016. Each policy of insurance shall name, as an additional insured, the Lessor and, in addition, such other persons, firms or corporations as may be required under the terms of any Fee Mortgage. Copies of such policies shall be delivered to Lessor.

            ss.6.017. If, notwithstanding the provisions of SS.6.05, any insurance which Lessee is required to obtain and maintain is cancelled, Lessee shall, before such cancellation is effective (or, if such cancellation is effective upon receipt of notice, within five (5) business days of the date such notice is received), replace such insurance with other insurance providing essentially the same or better coverages and essentially the same or greater indemnity amounts. Lessee shall promptly deliver to Lessor evidence of such replacement insurance.

            ss.6.018. If Lessee fails to obtain the replacement insurance as required by SS.6.07, then Lessor may (but shall not be required to) procure such replacement insurance on Lessee's behalf and charge Lessee the premiums together with a ten percent (10%) handling charge, payable upon demand.

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            ss.6.019. Lessor and Lessee each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any Special Form Property Insurance policy which either may have in force at the time of such loss or damage. Lessee and Lessor shall, at the time of procuring the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of right of recovery is contained in this Lease and each party shall cause each insurance policy obtained by it to provide that the insurance company waives any right of recovery, by way of subrogation, against either party in connection with any damage covered by any policy of insurance.

                                    ARTICLE 7

                  LESSOR'S RIGHT TO PERFORM LESSEE'S COVENANTS

            ss.7.011. If Lessee shall at any time fail to pay any sum, Imposition, cost or expense other than the Minimum Rent as provided in ARTICLE 3 which it is obligated to pay under the terms of this Lease, then Lessor, after fifteen (15) days' written notice to Lessee (or without notice or upon a shorter notice period in case of an emergency), and without waiving or releasing either party from any obligation under this Lease and without being considered an election of remedies, may, but shall be under no obligation to pay any such sum, Imposition, cost or expense; provided, however, that no such payment shall be made if Lessee has in fact paid the same before the expiration of the time period and has given notice to Lessor.

            ss.7.012. If Lessee shall at any time fail to perform or observe any covenant or condition contained in this Lease, the performance of which involves something more than merely the payment of money, then Lessor, after thirty (30) days' written notice to Lessee (or without notice or upon a shorter notice period in case of an emergency), and without waiving or releasing Lessee from any obligation and without being considered an election of remedies, may perform the same for the account of Lessee and charge Lessee the actual cost of any such performance; provided, however, that if Lessee has in fact performed its obligation before the expiration of the notice period, or in the case of performance which by its nature cannot be completed within the notice period, has begun diligent performance of the same and is continuing such performance in a diligent fashion, and has given Lessor notice of such performance, then in such event, Lessor shall not commence such performance on its own part.

            ss.7.013. All sums so paid or expended by Lessor and all costs and expenses, including reasonable attorneys' fees, incurred by Lessor in connection with the performance of any such act, together with interest thereon at the Default Rate from the respective dates of Lessor's making of each such payment or incurring of each such cost and expense, including reasonable attorneys' fees, shall be paid by Lessee to Lessor on demand.

                                    ARTICLE 8

                 REPAIRS AND MAINTENANCE OF THE DEMISED PREMISES

            ss.8.011. Throughout the entire Lease Term, Lessee, at its sole cost and expense, shall take good care of the Demised Premises, the Building and Improvements, and all plumbing, electrical and

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HVAC systems located thereon or therein and all furniture, fixtures and equipment located therein and shall keep the same in first class order and condition, and make all necessary repairs and replacements thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary or radical, foreseen and unfore seen with due diligence and in good faith. When used in this
ARTICLE 8, the term "repairs" shall include all necessary replacements, renewals and alterations. All repairs made by Lessee shall be at least equal in quality and class to the original work. Lessee shall do, or cause others to do, all necessary repairs of supporting walls and walls of the Building and comply with all laws and ordinances with respect thereto and do every other act or thing for the safety and preservation thereof which may be necessary by reason of any excavation, subsurface construction, remodeling or other building operation upon any adjoining property or street, avenue, alley, or passageway. After the initial construction of the Building and Improvements, any subsequent modifications, improvements or alterations to the Pad, the cost of which exceeds Five Thousand Dollars ($5,000.00), shall require Lessor's prior written consent to the plans therefor. Upon the expiration or earlier termination of this Lease, all electrical, plumbing and HVAC systems located on, in or under the Pad and all fixtures and equipment (except Lessee's personal property and equipment not attached to the Building) shall be surrendered to Lessor in good operating and clean condition, normal wear and tear excepted.

            ss.8.012. The necessity for and adequacy of repairs to the Demised Premises, the Buildings and Improvements and the furnishings and equipment therein pursuant to SS.8.01 shall be measured by the standard which is appropriate for buildings of similar construction and class, provided that Lessee shall in any event make all repairs necessary to avoid any structural damage or injury to the Buildings.

            ss.8.013. Subject to the provisions of SS.8.05, Lessee shall put, keep and maintain all portions of the Demised Premises, the Buildings and Improvements and the sidewalks, curbs, landscaping, entrances, passageways and all areas adjoining the same in a first class condition, clean and orderly, free of dirt, vermin, rubbish and unlawful obstructions.

            ss.8.014. Lessor shall not be required to furnish any services or facilities, equipment or fixtures, or to make any repairs or alterations in or to the Pad and Lessee hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Pad. Lessee will inspect the Demised Premises on the Rent Commencement Date and will accept the Demised Premises in its "as is" condition, subject to any punchlist items and the provisions of SS.8.05.

            ss.8.015. (a) Lessee shall not use the Demised Premises as a storage facility for any "Hazardous Substances," but Lessee may use and sell in a lawful manner on the Demised Premises those Hazardous Substances which are normal and customary in the conduct of Lessee's business. Lessee shall not install or use any underground storage tank or other underground receptacle on the Demised Premises, whether or not for Hazardous Substances.

                        (b) Lessee hereby agrees to indemnify Lessor and hold Lessor harmless for, from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under any Environmental Law [as defined in ss.8.05(c)(ii)]) paid, incurred or suffered by, or asserted against, Lessor by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under or the escape, seepage, leakage, spillage, discharge, emission, discharging

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or release from or otherwise occurring on the Demised Premises of any Hazardous
Substances during Lessee's possession of the Pad, except as caused by Lessor.

                        (c) (i) For purposes of this Lease, "Hazardous Substances" shall mean and include any contaminant, pollutant or hazardous or toxic substances, materials or wastes or other environmentally regulated materials including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances, materials and wastes or which are or become regulated under any applicable local, state or federal law, code or ordinance, and all rules and regulations promulgated thereunder, including, without limitation, any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a "Hazardous Substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321), or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 13171, (v) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903) or (vi) defined as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601).

                              (ii) For purposes of this Lease, "Environmental
Laws" shall mean and include all state, federal and local laws, codes and ordinances, and all rules and regulations promulgated thereunder, governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Substances.

                        (d) If Lessee receives any notice of (i) the happening of any material event involving the spill, release, leak, seepage, discharge or cleanup of any Hazardous Substance into or upon (A) the air, (B) soils or any improvements located thereon, (C) soil vapors, (D) surface water or groundwater, or (E) the sewer, septic system or waste treatment, storage or disposal system servicing the Demised Premises (any of which is hereafter referred to as a "Hazardous Discharge"), or (ii) any complaint, order, citation, claim, directive or notice with regard to (F) air emissions, (G) spills, releases or discharges to soils or any improvements located thereon, soil vapors, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the Demised Premises, (H) noise emissions, (I) solid or liquid waste disposal, (J) the use, generation, storage, transportation or disposal of Hazardous Substances, or (K) other environmental, health or safety matters affecting Lessee, the Demised Premises, any improvements located thereon, or the business therein conducted (any of which is hereafter referred to as an "Environmental Complaint"), then Lessee shall immediately notify Lessor orally and in writing of said notice.

                        (e) Lessor shall have the right but not the obligation, and without limitation of Lessor's rights under this Lease, to enter onto the Demised Premises or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any such Hazardous Substance or Environmental Complaint following receipt of any notice from any person or entity asserting the existence of any Hazardous Substance or an Environmental Complaint pertaining to any part of the Premises which could result in an order, suit or other action against Lessee or which, in the reasonable opinion of Lessor, could jeopardize its interest in the Premises.

                        (f) Lessor hereby represents and warrants to Lessee that it has received no notice of any violation of Environmental Laws, the existence of any Hazardous Substances on the Demised Premises, any Environmental Complaints, any Hazardous Discharges, or any other environmental conditions relating to the Demised Premises other than as set forth in the Phase I __________ prepared by __________ and dated ______________, 19__, a copy of which was received by Lessee on or about July __, 1997.

                                    ARTICLE 9

                COMPLIANCE WITH LAWS, ORDINANCES AND REGULATIONS

            ss.9.011. Throughout the entire Lease Term, Lessee, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, any national or local Insurance Rating Bureau, or any other body exercising functions similar to those of any of the foregoing, which may be applicable to the Demised Premises, the Buildings or the Improvements, or any part thereof, or the sidewalks, curbs, passageways, alleys, entrances, coverings or roof-like structures placed upon or extending over any sidewalk, or any space adjacent thereto, or to the use or manner of use of the Demised Premises, the Building or the Improvements, or any part thereof, or the owners, lessees or occupants thereof. The foregoing shall include the matters set forth in SS.8.05. Lessor hereby represents and warrants to Lessee that it has received no notice that the Demised Premises are not in compliance with any law, ordinance, order, rule, regulation or requirement of any federal, state or municipal governments, or any other body exercising functions similar to those of any of the foregoing.

            ss.9.012. Lessee shall likewise observe and comply with, or shall cause to be observed and complied with, all the requirements of the general comprehensive liability insurance, the "Special Form Property Insurance," so called, and any other insurance policies at any time in force with respect to the Demised Premises, the Building and Improvements.

            ss.9.013. Lessee shall have the right, after prior written notice to Lessor, to contest by appropriate legal proceedings, diligently conducted in good faith, in the name of Lessee or Lessor or both, without cost or expense to Lessor, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to herein, subject to the following:

                        (a) If by the terms of any such law, ordinance, order,
            rule, regulation or requirement, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge, liability or penalty of any kind against the Demised Premises, the Building or the Improvements or Lessee's leasehold interest therein and without subjecting Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final deter mination of such proceeding.

                        (b) If any lien, charge or civil liability would be
            incurred by reason of any such delay, Lessee nevertheless, on the prior written consent of Lessor (such consent not to be unreasonably withheld), may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Lessor to criminal liability and Lessee (i) furnishes to

            Lessor security, reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay, and (ii) prosecutes the contest with due diligence and in good faith.

                        (c) Lessor shall, at Lessee's sole cost and expense,
            including reasonable attorneys' fees, execute and deliver any appropriate papers which may be necessary or proper to permit Lessee to contest the validity or application of any such law, ordinance, order, rule, regulation or requirement. Lessee shall indemnify Lessor from any loss, cost or expense arising from such proceedings.

                                   ARTICLE 10

                        CONSTRUCTION; DISCHARGE OF LIENS

            ss.10.01. Lessor shall be responsible for the construction of the Building and Improvements, in accordance with the provisions of this ARTICLE 10.

            ss.10.02. Lessor has caused to be prepared the outline specifications and site plan for the Building and Improvements attached hereto as EXHIBITS "C" AND "D" (the "Preliminary Plans"). If Lessor has not already done so, Lessor shall choose an architect who shall cause to be prepared final plans for the construction of the Building and Improvements based upon the Preliminary Plans (the "Final Plans").

            ss.10.03. After preparation of the Final Plans Lessor shall award a construction contract to a contractor. The contractor shall commence and diligently prosecute to completion, the construction of the Building and Improvements in substantial conformance with the Final Plans. Lessor's approval of the Final Plans for the Building and Improvements, shall not be deemed a representation or warranty that the Final Plans comply with all laws and ordinances. Lessor shall have no liability whatsoever for the Building or Improvements or construction defects or the failure of the contractor to construct the Buildings and Improvements in accordance with the Final Plans and all laws and ordinances. Lessor shall, and hereby does, assign to Lessee, on a non-exclusive basis all of the contractor's warranties and all other warranties in respect of such construction. Title to the Buildings and Improvements shall be in Lessor at all times. Lessor agrees, in its construction contract with a contractor, to give Lessee the right, during construction, to pay for additions to the construction project, at Lessee's sole expense, including additional contractor supervision costs and changes to work already completed. All such additions shall be communicated to the contractor through Lessor. The construction contract shall provide that Lessee or Lessee's subcontractor shall have reasonable access to the property to construct any Improvements or additions to the job site, with the consent of the contractor, and after approval of same by Lessor, such consent not to be unreasonably withheld.

            ss.10.015. Lessee shall not create or permit to be created or to remain, and shall, as to any matter arising after the Lease Date caused by Lessee, discharge, any lien, encumbrance or charge (levied on account of any Imposition or any mechanic's or materialman's lien or any mortgage, security interest or otherwise) which might be or become a lien, encumbrance or charge upon the Demised Premises or the Building or any part thereof or the income therefrom having a priority or preference over or ranking on a parity with the interest of Lessor in the Demised Premises or the Building or Improvements or any part thereof or the income therefrom, or which would have a parity or priority over any Fee Mortgage and Lessee shall not suffer any other matter or thing whereby the interest of Lessor or a Fee Mortgagee in the Demised Premises or any part thereof or Lessor's interest in the Demised Premises, the Building and Improvements or the income therefrom might be impaired; provided that any Imposition may, after the same becomes a lien on the Demised Premises or the Building, be paid or contested in accordance with ARTICLE 4 and any mechanic's, laborer's or materialman's lien may be discharged in accordance with SS.10.02. In order to further assure Lessor that no mechanic's, laborer's or materialmen's lien will be placed or remain against the Pad, Lessee, prior to any construction by Lessee costing more the Five Thousand Dollars ($5,000.00), shall furnish to Lessor a bond or other assurances satisfactory to Lessor that such persons shall be paid.

            ss.10.026. If any mechanic's or materialman's lien shall at any time be filed against the Demised Premises or the Building or Improvements or any part thereof (other than in connection with the initial construction contemplated by ARTICLE 10), Lessee, within thirty (30) days after notice of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Lessee shall fail to cause such lien to be discharged within such period, then, in addition to any other right or remedy, Lessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Lessor shall be entitled, if Lessor so elects, to compel the prosecution of an action for the enforcement of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Lessee agrees to reimburse and to pay to the Lessor on demand any amount so paid by Lessor and all costs and expense, including reasonable attorneys' fees, incurred by Lessor in connection therewith, together with interest thereon at the Default Rate from the respective dates of Lessor's notice to Lessee of the making of the payment or the incurring of the cost and expense, including such reasonable attorneys' fees.

                                   ARTICLE 11

                                    NO WASTE

            ss.11.011. Lessee shall not do or suffer any waste to the Demised Premises or the Building or Improvements.

                                   ARTICLE 12

                             USE OF DEMISED PREMISES

            ss.12.011. Lessee shall continuously use the Pad for warehouse, general office, storage and metal fabrication and for no other purposes. Lessee shall not use or allow the Demised Premises or the Building or the Improvements or any part thereof to be used or occupied for any unlawful purpose or in violation of any laws and shall not suffer any act to be done or any condition to exist on the Demised Premises or the Building or Improvements or any part thereof or any article to be brought thereon, which may be dangerous, or which may, in law, constitute a nuisance, public or private, or which may make void or voidable any insurance then in force with respect thereto. Notwithstanding the foregoing permitted uses, the Demised Premises shall not be used for an adult bookstore, adult novelty shop, theater, adult theater, bar, nightclub, place of adult performances or the sale of pornography.

            ss.12.012. Lessee shall not suffer or permit the Demised Premises or the Building or Improvements or any portion thereof, to be used by the public, as such, without restriction or in such manner as might reasonably tend to impair Lessor's title to the Demised Premises or to Lessor's reversionary interest in the Building and Improvements, or in such manner as might reasonably make possible a claim or claims of adverse possession by the public, as such, or of implied dedication of the Demised Premises or the Building or the Improvements or any portion thereof.

                                   ARTICLE 13

                       ENTRY ON DEMISED PREMISES BY LESSOR

            ss.13.011. In addition to Lessor's right of entry under any other provision of this Lease, Lessee shall permit Lessor and its authorized representatives to enter the Pad at all reasonable times after reasonable notice for the purpose of (a) inspecting the same, and (b) making any necessary repairs thereto and performing any work therein that may be necessary by reason of Lessee's failure to make any such re pairs or perform any such work or to commence the same for thirty (30) days after written notice from Lessor or without notice in case of an emergency. Nothing herein contained shall create or imply any duty upon the part of Lessor to make any such repairs or do any such work.

            ss.13.012. Lessor shall have the right to enter the Pad at all reasonable times during usual business hours and after reasonable telephone notice to Lessee for the purpose of showing the same to prospective purchasers, mortgagees, or lessees. Lessor may place "for sale" and/or "for lease" signs on the Demised Premises.

                                   ARTICLE 14

                              DAMAGE OR DESTRUCTION

            ss.14.011. In case of damage to or destruction of the Demised Premises or the Building or Improvements by fire or other casualty, Lessee, at Lessee's sole cost and expense, shall restore, repair, replace, rebuild or alter the same as nearly as possible to their value, condition and character immediately prior to such damage or destruction. Such restoration, repairs, replacements, rebuilding or alterations shall be commenced with due diligence, and in good faith, and prosecuted with due diligence and in good faith, subject to Force Majeure. In the event of damage to or the destruction of the Demised Premises and/or the Building and Improvements resulting in a loss exceeding in the aggregate Two Thousand Five Hundred Dollars ($2,500.00), Lessee shall promptly give written notice thereof to Lessor.

            ss.14.012. All insurance money shall be paid to and held by Lessor, or if paid to Lessee, Lessee shall immediately and simultaneously pay the insurance money to Lessor, and Lessor shall then pay such insurance money to Lessee during the course of reconstruction on account of such damage or destruction, less the actual cost, fees and expenses, if any, incurred in connection with the adjustment of the loss, and any amount deposited for demolition and reconstruction shall be applied to the payment of the cost of the demolition, restoration, repairs, replacement, rebuilding or alterations, including the cost of temporary repairs or the protection of property pending the completion or permanent restoration, repairs, replacements, rebuilding or alterations (all of which temporary repairs, protection of property and permanent restoration, repairs, replacement, rebuilding or alterations are hereinafter collectively referred to as the "restoration"). Upon the completion of, and payment for, the restoration, any balance of the insurance money at the time available for distribution shall be paid to Lessee.

            ss.14.013. If the Demised Premises and the Buildings and Improvements shall be damaged or destroyed by fire or other casualty within two
(2) years prior to the expiration of the Lease Term and the cost of restoration exceeds the sum of Two Hundred Fifty Thousand Dollars ($250,000.00), during any Lease Term, as estimated by a licensed architect or a licensed professional engineer, selected by Lessee and approved in writing by Lessor (such approval not to be unreasonably withheld and, if Lessor fails to act thereon within ten
(10) days from time of receipt thereof, Lessor shall be deemed to have approved Lessee's selection) Lessee shall have the option of:

                        (a) restoring, repairing, replacing, rebuilding or
            altering the Demised Premises, Building and Improvements as provided in this Lease, or

                        (b) terminating this Lease by written notice to Lessor
            given within sixty (60) days after such destruction or damage.

            ss.14.014. In the event of a termination under SS.14.03.(B), Lessee shall not be entitled to any portion of the proceeds of any insurance except for insurance which covers possessions of Lessee which Lessee has the right to remove pursuant to SS.8.01, including but not limited to, the fire insurance, all of which shall become the sole property of the Lessor.

            ss.14.015. At the time of a termination under SS.14.03.(B), Lessee shall at once surrender and deliver up the Demised Premises and the Building and Improvements and the furnishings, equipment and records therein into the possession and use of Lessor and remove all of its personal effects unrelated to the operation of the Demised Premises. Lessee upon such termination, surrender and removal, shall be released and discharged from any and all obligations that would have otherwise thereafter accrued had this Lease not been so terminated.

                                   ARTICLE 15

                                  CONDEMNATION

            ss.15.011. If at any time during the Lease Term, title to the whole or materially all of the Demised Premises shall be taken by the exercise of the right of condemnation or eminent domain, or by agreement between Lessor, Lessee and those authorized to exercise such right, this Lease shall terminate and expire on the date of such taking, and the Minimum Rent required to be paid by Lessee shall be appor tioned and paid to the date of such taking. For purposes of this SS.15.01 "materially all of the Demised Premises" shall be deemed to have been taken if the portion of the Demised Premises not so taken cannot be so repaired or reconstructed so as to constitute a complete rentable structure capable of producing a pro portionately fair and reasonable net annual income, after the payment of all expenses thereof and all Minimum Rent and other charges required to be paid by Lessee hereunder and after performance of all covenants, agreements, terms and provisions herein and by law provided to be performed and paid by Lessee. The average net annual income produced by the Demised Premises during the two (2) year period (or such shorter period if this Lease has not been in existence for two (2) years) immediately preceding such a taking shall be deemed to constitute a fair and reasonable net annual income for the purposes of this SS.15.01.

            ss.15.012. In the event of the taking of the whole or materially all of the Demised Premises at any time during the Lease Term, the rights of Lessor and Lessee to share in the net proceeds of any award for the Demised Premises, Building and Improvements and damages upon any such taking shall be as follows and in the following order of priority:

                        (a) To Lessor, that portion of the award that shall
            represent compensation for the value of the Demised Premises the Building and Improvements.

                        (b) To Lessor, an amount representing the excess, if
            any, of the fair market value of the Leasehold for the Lease Term over the Minimum Rent payable hereunder.

                        (c) To Lessee (to the extent available after the payment
            in (a) and (b) above), the proceeds attributable to Lessee's personal property.

            ss.15.013. If at any time during the Lease Term, title to less than the whole or less than materially all of the Demised Premises shall be taken as aforesaid, all of the award or awards resulting from said condemnation shall be held by Lessor and applied and paid over to the cost of demolition, repair and restoration in the same manner and subject to the same conditions as those provided in SS.SS.14.01 and 14.02 hereof with respect to insurance and other monies. Any balance remaining in the hands of Lessor after payment of such costs of demolition, repair and restoration as aforementioned, shall be retained by Lessor and the Minimum Rent adjusted as provided in SS.15.04.

            ss.15.014. If title to less than the whole or less than materially all of the Demised Premises shall be taken as aforesaid, this Lease shall continue, but the Minimum Rent thereafter payable by Lessee shall be reduced from the date of such partial taking in the same proportion as the number of square feet in the Demised Premises left after the taking bears to the total number of square feet in the Demised Premises immediately prior to such taking. Notwithstanding the foregoing, there shall be no adjustment or abatement of Minimum Rent in the event that a portion of the Demised Premises are taken or dedicated to the public for the purposes of streets, roads, drainage, utilities, or other easements and such takings or dedications have no material detrimental impact on the business then being conducted on the Demised Premises.

            ss.15.015. If the temporary use of the whole or any part of the Demised Premises or the Building or Improvements shall be taken by any lawful power or authority, by the exercise of the right of condemnation or eminent domain, or by agreement between Lessee and those authorized to exercise such right, Lessee shall give prompt notice thereof to Lessor, and the term of this Lease shall not be reduced or affected in any way. Lessee shall continue to pay in full the Minimum Rent and other charges required to be paid hereunder, without reduction or abatement, and Lessee shall be entitled to receive for itself any award or payment made for such use.

                                   ARTICLE 16

                      MORTGAGES, ASSIGNMENTS, SUBLEASES AND
                         TRANSFERS OF LESSEE'S INTEREST

            ss.16.011. Lessee shall not assign, mortgage or transfer this Lease or sublease the whole or any portion of the Pad without Lessor's written consent, which consent shall not be unreasonably withheld. Lessor may request detailed information on the finances and operating history of any proposed assignee or sublessee. Lessor shall not be deemed to have unreasonably withheld its consent if it reasonably disapproves the financial condition or operational history of the proposed sublessee or assignee. Upon any assignment to which Lessor has consented, and the assumption of this Lease by the assignee, Lessee shall not be released from any obligations under this Lease falling due and arising out of events occurring after the date of the assignment and assumption. Lessor may condition its consent on the sublessee or assignee agreeing to pay Minimum Rent and other charges hereunder directly to Lessor rather than Lessee.

            ss.16.012. Lessor's consent to any single assignment, sublease or other transfer of the whole or any portion of the Pad shall not be deemed to be a consent to any subsequent assignment, sublease or other transfer.

            ss.16.03. Assignment, subleasing or any other transfer of this Lease shall not affect the viability or the right of Lessee to exercise any option in this Lease.

                                   ARTICLE 17

                                     DEFAULT

            ss.17.011. The following occurrences shall be deemed Events of Default ("Events of Default"):

                        (a) if any monetary sum due hereunder, including without
            limitation, Minimum Rent and Impositions, shall not be paid within seven (7) days after written notice that same was not paid when due and payable as to the first such notice in any twelve (12) month period and within three (3) days after written notice that the same was not paid when due and payable as to all subsequent notices in any twelve (12) month period;

                        (b) Any failure by Lessee to observe or perform any
            other provision, covenant or condition of this Lease to be observed or performed by Lessee where such failure continues for thirty (30) days after written notice thereof by Lessor to Lessee, provided that if the nature of such failure is such that the same cannot reasonably be cured within such thirty (30) day period, Lessee shall not be deemed to have committed an Event of Default if it shall commence such cure within such thirty (30) day period after Lessor's notice and thereafter rectify and cure said failure within ninety
            (90) days;

                        (c) Abandonment of the Demised Premises by Lessee; or

                        (d) A general assignment by Lessee for the benefit of
            creditors, or the filing by or against Lessee of any proceeding under any insolvency or bankruptcy law, unless in the case of a proceeding filed against Lessee the same is dismissed within sixty
            (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Lessee, unless possession is restored to Lessee within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Lessee's assets located upon the Demised Premises or of Lessee's interest in this Lease, unless such seizure is discharged within thirty (30) days, or Lessee's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts;

                        (e) Any occurrence of one or more of the events set
            forth in SS.17.01(A), (B), (C) or (D) which is thereafter cured whether or not Lessor is obligated under this Lease to accept Lessee's tender of cure and whether or not such cure was timely made, but which has occurred in three (3) consecutive months or in any four (4) months of any twelve-month period.

            ss.17.012. In the event of an Event of a Default by Lessee, Lessor, in addition to any other remedies available to it at law or in equity and without being considered an election of remedies, at its option, may without further notice or demand of any kind to Lessee or any other person:

                        (a) Declare the Lease Term ended and reenter the Demised
            Premises and the Buildings and take possession thereof and remove all persons therefrom, and Lessee shall have no further claim thereon or hereunder, except for any personal effects that Lessee uses on a day-to-day basis; or

                        (b) Without declaring this Lease ended, reenter the
            Demised Premises and the Buildings and occupy the whole or any part thereof for and on account of Lessee and collect any unpaid rentals and other charges, which have become payable, or which may thereafter become payable; or

                        (c) Even though Lessor may have reentered the Demised
            Premises and the Buildings, thereafter elect to terminate this Lease and all of the rights of Lessee in or to the Demised Premises and the Buildings.

            ss.17.013. Should Lessor have reentered the Demised Premises and the Buildings under the provisions of SS.17.02(B), Lessor shall not be deemed to have terminated this Lease, or the liability of Lessee to pay any Minimum Rent or other charges thereafter accruing, or to have terminated Lessee's liability for damages under any of the provisions hereof, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of the Demised Premises, unless Lessor shall have notified Lessee in writing that it has elected to terminate this Lease. Lessee further covenants that the service by Lessor of any notice pursuant to the unlawful detainer statutes of the State where the Pad is situated and the surrender of possession pursuant to such notice shall not (unless Lessor elects to the contrary at the time of or at any time subsequent to the serving of such notices and such election is evidenced by a written notice to Lessee) be deemed to be a termination of this Lease.

            ss.17.014. Should Lessor elect to terminate this Lease pursuant to the provisions of subparagraph SS.17.02(A) OR (C) above, Lessor may recover from Lessee as damages, the following:

                        (a) The worth at the time of award of any unpaid Minimum
            Rent which had been earned at the time of such termination; plus

                        (b) the worth at the time of award of the amount by
            which the unpaid Minimum Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Lessee proves could have been reasonably avoided; plus

                        (c) the worth at the time of award of the amount by
            which the unpaid Minimum Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; plus

                        (d) any other amount necessary to compensate Lessor for
            all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to any costs or expenses incurred by Lessor in (i) retaking possession of the Demised Premises and the Buildings, including reasonable attorneys' fees therefor, (ii) maintaining or preserving the Demised Premises and the Buildings after such Event of Default,
            (iii) preparing the Demised Premises and the Buildings for reletting to a new tenant, including repairs (iv) leasing commissions, or (v) any other costs necessary or appropriate to relet the Demised Premises and the Buildings; plus

                        (e) at Lessor's election, such other amounts in addition
            to or in lieu of the foregoing as may be permitted from time to time by the laws of the State where the Pad is situated.

            ss.17.015. As used in SS.17.04 (A) and (B), the "worth at the time of award" is computed by allowing interest at the Default Rate. As used in SS.17.04 (C), the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest to the location of the Pad at the time of award plus one percent (1%).

            ss.17.016. For all purposes of this Article, the term "other charges" shall be deemed to be all sums required to be paid by Lessee pursuant to the terms of this Lease. All such sums, other than the Minimum Rent, shall be computed on the basis of the greatest monthly amount thereof accruing during the immediately preceding sixty (60) month period, except that if it becomes necessary to compute such amount before such a sixty (60) month period has occurred then such amount shall be computed on the basis of the greatest monthly amount thereof accruing during such shorter period.

            ss.17.017. In the event of an Event of Default by Lessee, Lessor may at its option permit all of Lessee's fixtures, furniture, equipment, improvements, additions and alterations to remain on the Demised Premises and in that event, and continuing during the length of said Events of Default, Lessor shall have the right to take the exclusive possession of such items and to use same, rent or charge free, until all Events of Defaults are cured or, at its option, at any time during the term of this Lease, to require Lessee to forthwith remove same. In the event of any entry or taking possession of the Demised Premises and the

Buildings as aforesaid, Lessor shall offer to Lessee the opportunity to remove Lessee's own personal effects that are used on a day-to-day basis. In the event Lessee declines after reasonable notice, Lessor shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of the Lessee or owner or owners thereof. In the event of any entry or taking possession of the Demised Premises after an Event of Default, Lessor shall use its reasonable good faith efforts to re-let the Demised Premises.

            ss.17.018. The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of amounts due hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rental. No covenant, term, or condition of this Lease shall be deemed to have been waived by Lessor unless such waiver be in writing signed by Lessor.

            ss.17.019. If Lessee shall fail to pay, when the same is due and payable, any Minimum Rent or any other charges or amounts hereunder (including without limitation, the late charge provided for in SS.17.10), or if Lessor shall advance any sums which Lessee is obligated to pay, or if Lessor incurs any expense on account of Lessee committing an Event of Default, such amounts shall bear interest at the Default Rate from the date after the due date (or in the event Lessor expends any sums, from the date of such expenditure) until paid.

            ss.17.10. If Lessee shall fail to pay, during the first six (6) months of the Lease Term within ten (10) days after the same is due and payable, and thereafter throughout the Lease Term within five (5) days after the same is due and payable, any Minimum Rent or any other charges or amounts hereunder, Lessee shall pay to Lessor a late payment charge in the amount of five percent (5%) of the amount then due to cover Lessor's additional administrative expenses necessitated by Lessee's failure to make timely payment; provided, however, Lessor may not enforce such late payment charge for any Minimum Rent or any other charges or amounts hereunder due while Mike Nothum, Jr. is the president of Lessee and has the authority to direct the payment of such amounts. Lessor shall not be obligated to accept any payments which have accrued a late payment charge unless accompanied by the late payment charge. This provision for a late payment charge shall be in addition to all of Lessor's other rights and remedies under this Lease or at law or in equity, and shall not be construed as liquidated damages or as limiting Lessor's remedies in any manner.

            ss.17.11. The remedies given to Lessor in this Article shall be in addition and supplemental to all other rights or remedies which Lessor may have at law, in equity or by statute.

                                   ARTICLE 18

                         INDEMNITY--LIABILITY OF LESSOR

            ss.18.011. Lessee agrees to indemnify, and save harmless, Lessor and its partners and their respective officers, directors, agents, Fee Mortgagees and employees from and against all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including counsel fees and disbursements) to which any of the same may (except insofar as it arises out of any wrongful act or negligence thereof) be subject or suffer by reason of, or by reason of any claim for, any injury to, or death of, any person or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the use of, or from any work or thing whatsoever done in, any part of the Demised Premises (other than by Lessor or its employees or agents) during the Lease Term or during the period of time, if any, prior thereto during which Lessee has been given access for the purpose of doing work or otherwise, or arising from any condition of the Demised Premises resulting from any Event of Default by Lessee under this Lease or from any act or negligence of Lessee or any of its officers, directors, agents, con tractors, servants, employees, licensees or invitees. In the event any action or proceeding is brought against Lessor its partners or their respective officers, directors, agents, Fee Mortgagees or employees, and upon notice from Lessor, Lessee shall defend the same at Lessee's expense by counsel satisfactory to Lessor.

            ss.18.012. Lessor agrees to indemnify, and save harmless Lessee and its officers, directors, agents, and employees from and against all liability (statutory or otherwise) claims, suits, demands, damages, judgments, costs, interest and expenses (including counsel fees and disbursements) to which any of the same may (except insofar as it arises out of any wrongful act or negligence thereof) be subject or suffer by reason of, or by reason of any claim for, any entry to, or death of, any person or damage to property (including any loss of use thereof) or otherwise arising from or in connection with Lessor's negligent or intentional wrongful acts in or around the Pad (other than by Lessee or its employees or agents) during the Lease Term. In the event any action or proceeding is brought against Lessee, its partners or their respective officers, directors, agents or employees, arising out of any of the foregoing, and upon notice from Lessee, Lessor shall defend the same by Lessor's expense by counsel satisfactory to Lessee.

            ss.18.013. The liability of Lessor to Lessee for any default by Lessor under the terms of this Lease shall be limited to the interest of Lessor in the Pad and Lessee agrees to look solely to Lessor's interest in the Pad for the recovery of any judgment from Lessor, it being understood and agreed that Lessor or its respective trustees, directors, officers, partners, employees, agents, beneficiaries or security holder shall not be bound by or assume any personal liability for any obligations of Lessor and such parties' respective properties shall not be subject to the claims of any other person or party in respect of any such liability. The limitation of liability provided in this paragraph is in addition to, and not in limitation of, any limitation of liability applicable to Lessor provided by law or any other contract, agreement or instrument.

                                   ARTICLE 19

                                     NOTICES

            ss.19.011. All notices, demands or requests by either party to the other shall be deemed to have been properly served or given if sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the parties at the addresses listed below, or to such other address as a party may from time to time designate by written notice to the other.

            Lessor:           Michael Nothum, Jr.

                              NOTHUM DEVELOPMENT, L.L.C.

                              1741 South Holbrook Lane

                              Tempe, Arizona   85281

            With a copy to:   Scott A. Rose, Esq.
                              O'CONNOR, CAVANAGH, ET AL.
                              One East Camelback Road, Suite 1100
                              Phoenix, Arizona 85012-1656

            Lessee:           Bill George

                              COMFORT SYSTEMS USA, INC.

                              4801 Woodway, Suite 300 East
                              Houston, Texas   77056

            ss.19.012. Notices, demands or requests which may or shall be served or given by certified or registered mail hereunder shall be deemed sufficiently served or given for all purposes when deposited in the mail. Any notice, demand or request may be personally delivered (which shall include delivery by express courier service) addressed as set forth above, and shall be effective upon receipt.

                                   ARTICLE 20

              QUIET ENJOYMENT--CONVEYANCE AND MORTGAGES BY LESSOR--
                          SUBORDINATION AND ATTORNMENT

            ss.20.011. Lessee upon timely paying the Minimum Rent and fully keeping, observing and performing all the terms, covenants, agreements, provisions, conditions and limitations of this Lease on Lessee's part to be kept, observed and performed, shall quietly have and enjoy the Demised Premises during the Lease Term without hindrance or molestation by Lessor or anyone lawfully claiming by, or through Lessor.

            ss.20.012. In the event Lessor herein or any successor owner of the Demised Premises shall convey or otherwise dispose of the Demised Premises, then, upon the transfer of any insurance policies, and other monies or any other securities belonging to Lessee held by Lessor pursuant to the provisions of this Lease, to any such purchaser of the Demised Premises, all liabilities and obligations on the part of Lessor or successor owner as Lessor under this Lease, accruing after such conveyance or disposal, shall cease and terminate and each successor purchaser of the Demised Premises shall, without further agreement, be bound by Lessor's covenants and obligations but only during the period of such ownership respectively. Nothing herein contained shall be construed to release Lessor or any successor owner as Lessor from any liability or obligation which otherwise matured prior to the effective date of such conveyance or disposal.

            20.013. This Lease is and shall automatically be subject to any Fee Mortgages which now or in the future may affect the Pad or any portion thereof and to all renewals, additions, modifications, consolidation, replacements and extensions thereof; and Lessee covenants and agrees, within ten (10) days after Lessor's written request, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Lessor or necessary or proper to confirm the subordination of this Lease to any Fee Mortgages or any amendments thereto. The subordination provided herein is conditional upon Lessee's receipt from all Fee Mortgagees, of a non-disturbance agreement essentially providing that so long as Lessee has not committed an Event of Default, the Fee Mortgage shall not disturb the possession of Lessee.

            ss.20.014. Notwithstanding anything to the contrary set forth herein, Lessee hereby attorns and agrees to attorn to any person, firm or corporation purchasing or otherwise acquiring the Pad, Demised Premises or the real property thereunder or any portion thereof at any sale or other proceeding or pursuant to the exercise of any rights, powers or remedies under a Fee Mortgage, as if such person, firm or corporation had been named as Lessor herein, it being intended hereby that if this Lease is terminated, cut off or otherwise defeated by reason of any act or actions by the owner or holder of any such Fee Mortgage, then, at the option of any such person, firm or corporation so purchasing or otherwise acquiring the Pad or any portion thereof, this Lease shall continue in full force and effect.

                                   ARTICLE 21

                        CERTIFICATES BY LESSOR AND LESSEE

            ss.21.011. Both Lessor and Lessee agree at any time and from time to time upon not less than twenty (20) days' prior written notice by the other party, to execute, acknowledge and deliver to the other party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), and the dates to which the Minimum Rent has been paid, and stating whether or not the other party is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default, it being intended that any such statement delivered pursuant to this SS.21.01 may be relied upon by the other party or any prospective purchaser or Fee Mortgagee or any assignee of any Fee Mortgagee or any proposed purchaser.

            ss.21.012. Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (a) that this Lease is in full force and effect, without modification except as may be represented by Lessor; (b) that there are no uncured defaults in Lessor's performance; (c) that there are no uses of the Demised Premises which are prohibited by this Lease, and any federal, state or local statute, rule or regulation and that such uses conform with applicable zoning codes; and (d) that not more than one month's rent has been paid in advance.

                                   ARTICLE 22

                         COVENANTS TO RUN WITH THE LAND

            ss.22.011. The terms, covenants, agreements, provisions, conditions and limitations herein contained shall be construed as covenants running with the land and shall bind and inure to the benefit of Lessor, its successors and assigns, and Lessee, its successors and assigns, if any, except as otherwise pro vided herein.

                                   ARTICLE 23

                              NON-MERGER OF ESTATES

            ss.23.011. The leasehold estate of Lessor and the leasehold estate of the Lessee shall at all times be separate and apart, and shall in no event be merged, notwithstanding the fact that this Lease or the leasehold estate created hereby, or any interest in either thereof, may be held directly or indirectly by or for the account of any person who shall own the fee estate in the Demised Premises, and Lessee's interest in the Lease; and no such merger of estates shall occur by operation of law, or otherwise, unless and until all persons at the time having any interest in the fee interest in the Demised Premises and all persons having any interest in the Lease or the leasehold estate shall join in the execution of a written instrument effecting such merger of estates.

                                   ARTICLE 24

                                    APPROVAL

            ss.24.011. Whenever in this Lease the approval or consent of any party is required or desired, unless otherwise expressly provided, such party shall not withhold or delay its approval or consent unreasonably, and unless a different time limit is provided in any section of this Lease, such approval or disapproval shall be given within twenty (20) days following receipt of request for such approval or consent, and if not so given, the same shall conclusively be deemed to have been approved by said party. Provided, however, any such request for approval or consent shall specifically refer to this SS.24.01 and shall also state that the party receiving the notice has twenty (20) days to approve or consent and that if it fails to do so, the approval or consent shall conclusively deemed to have been approved or consented to.

                                   ARTICLE 25

                               MEMORANDUM OF LEASE

            ss.25.011. This Lease shall not be recorded, but a memorandum of this Lease shall be executed, delivered and recorded by the parties at the election of either party.

                                   ARTICLE 26

                                SECURITY DEPOSIT

            ss.26.01. If at any time during the Lease Term Mike Nothum, Jr. is no longer the president of Lessee and authorized to direct the payment of Minimum Rent or any other charges or amounts hereunder, in addition to Minimum Rent, Lessee shall pay to Lessor a Security Deposit in the amount of Forty-Four Thousand One Hundred Seventy-Five and No/100 Dollars ($44,175.00). Said deposit shall be held by Lessor without liability for interest, as security for the faithful performance by Lessee of all of the terms of this Lease to be observed and performed by Lessee.

            ss.26.02. If any sum payable by Lessee to Lessor shall be overdue and unpaid or should Lessor make payments on behalf of Lessee, or if Lessee shall fail to perform any of the terms of this Lease, then Lessor may, at its option and without prejudice to any other remedy that Lessor may have on account thereof, appropriate and apply the entire Security Deposit, or so much thereof as may be necessary to compensate Lessor, toward the payment of Minimum Rent or Impositions or loss or damage sustained by Lessor due to such breach on the part of Lessee; and Lessee shall upon demand restore the Security Deposit to the original sum.

            ss.26.03. Lessor may deliver the Security Deposit to the purchaser of Lessor's interest in the Demised Premises and thereupon Lessor shall be discharged from any further liability with respect to the Security Deposit.

                                   ARTICLE 27

                                      SIGNS

            ss.27.011. At its own expense, Lessee shall be allowed to place and install any lawful signs on the Demised Premises as allowed by the City of Chandler and any deed restrictions that may affect the Demised Premises.

                                   ARTICLE 28

                                  MISCELLANEOUS

            ss.28.011. This Lease constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes any and all other prior written or oral agreements or understandings with respect to this transaction. This Lease may not be modified in any respect except by instruments signed in writing by both parties hereto.

            ss.28.012. In the event of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding such amount as the court may adjudge as reasonable attorneys' fees.

            ss.28.013. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns, if any, of the parties hereto.

            ss.28.014. The words "Lessor" and "Lessee" as used herein shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

            ss.28.015. This Lease, its construction, validity and effect, shall be governed and construed by and in accordance with the laws of the State of Arizona.

            ss.28.016. It is understood and agreed between the parties hereto that their relationship at all times shall remain that of Lessor and Lessee, and that nothing herein contained shall be deemed, held or construed as the creation of a partnership or joint venture as between the parties hereto in the conduct of Lessee's business; nor shall Lessor be liable for any debts, liabilities or obligations incurred by Lessee in the conduct of its business.

            ss.28.017. If any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

            ss.28.018. Time is of the essence of this Lease and each and all of its provisions.

            ss.28.019. The waiver by Lessor of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

            ss.28.10. All the terms, covenants and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several.

            ss.28.11. Lessee promises, covenants and agrees to not remain in possession of all or any part of the Demised Premises after the expiration of the Lease Term, without the express written consent of Lessor. No acceptance of Minimum Rent and no act or statement by any employee, servant or agent of Lessor shall constitute the consent of Lessor to Lessee's holding over. Should Lessee hold over without the express written consent of Lessor, such tenancy shall be at the sufferance of Lessor, and not a renewal hereof or an extension for any further term, and in such case, Minimum Rent and other monetary sums due here under shall be payable at three (3) times the amount set forth in this Lease and at the time specified in this Lease and such tenancy at sufferance shall be subject to every other term, covenant and agreement contained herein. Lessee understands that Lessor is relying on Lessee's covenant to not hold over and to surrender the Demised Premises at the termination of the Lease Term. In the event Lessee holds over, Lessee shall be liable for all Lessor's direct and consequential damages, including costs, fees, expenses, damages and attor neys' fees incurred by Lessor as a result of Lessee's holding over without Lessor's express written consent, including, but not limited to, damages and expenses incurred by Lessor for its inability to deliver possession of the Demised Premises to a new lessee.

            ss.28.12. Lessee and Lessor each hereby represent and warrant to the other party that it has had no dealings with any real estate broker, finder or agent in connection with the negotiations of this Lease and that it knows of no real estate broker, company, finder or agent who is or might be entitled to a commission in connection with the execution of this Lease and Lessee and Lessor each covenant and agree to indemnify and save the other party harmless from any and all loss, cost and liability that may arise from a breach of this warranty.

            ss.28.13. No representations, inducements, understanding or anything of any nature whatsoever, made, stated or represented by Lessor or anyone acting for or on Lessor's behalf, either orally or in writing, have induced Lessee to enter into this Lease, and Lessee acknowledges, represents and warrants that Lessee has entered into this Lease under and by virtue of Lessee's own independent investigation.

            ss.28.14. If Lessor desires to finance, refinance or sell the Demised Premises, any part thereof or the Building of which the Demised Premises are a part, Lessee and all guarantors of Lessee's performance hereunder shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

            IN WITNESS WHEREOF, the Lessor and Lessee have each caused this Lease to be executed the day and year first above written.

                                    LESSOR:

                                    NOTHUM DEVELOPMENT, L.L.C.,
                                    an Arizona limited liability company

                                    By: ________________________________
                                        Michael Nothum, Jr., Member

                                    LESSEE:

                                    TRI-CITY MECHANICAL, INC.,
                                    an Arizona corporation

                                    By: ________________________________
                                    Its: _______________________________

                                   EXHIBIT "A"

[To Lease between NOTHUM DEVELOPMENT, L.L.C. and TRI-CITY MECHANICAL, INC. dated July __, 1997]

                                DEMISED PREMISES

            Approximately 6.5 acres located in Chandler, Arizona on Galveston Road, east of 56th Street.

                                   EXHIBIT "B"

[To Lease between NOTHUM DEVELOPMENT, L.L.C. and TRI-CITY MECHANICAL, INC. dated July ___, 1997]

                        EXTENDED LEASE TERM MINIMUM RENT

            Upon receipt by Lessor of a notice that Lessee is exercising an option to extend the Initial Lease Term as provided in ss.2.02 of the Lease, Lessor and Lessee shall attempt to determine the market rent for the Extended Lease Term, with the market rent to reflect the Minimum Rent which are of a type then typical in the rental market and to be based on the market rental for new leases being executed as of one year prior to the expiration of the Initial Lease Term including periodic increases (the "Valuation Date"). In determining the market rent for the Extended Lease Term, due consideration shall be given, among other things, to the length of the Extended Lease Term; the amount of the Minimum Rent; whether or not such Minimum Rent should be subject to periodic Consumer Price Index or other adjustments; allowances to Lessee for, and the making by Lessor of improvements; liability of Lessee for reimbursable expenses; and the respective maintenance responsibilities of Lessor and Lessee; provided, however, the market rent for the Extended Lease Term shall not be less than the Minimum Rent in effect at the end of the Initial Lease Term; the effect of all such considerations shall be reflected in the Minimum Rent and periodic adjustments to Minimum Rent; no other provisions of this Lease shall be modified; and Lessor shall have no tenant improvement construction obligations.

            Lessor, within thirty (30) days after the later of the Valuation Date or the receipt of Lessee's option notice, shall present Lessee in writing with the proposed market rental. If Lessee is dissatisfied with the proposed market rental presented by Lessor, Lessee may, by delivery to Lessor of notice within ten (10) days thereafter, elect to rescind Lessee's exercise of the option, in which event all rights of Lessee under this EXHIBIT "B" shall terminate. If Lessee does not so rescind Lessee's notice of exercise, then Lessee shall, within thirty (30) days after receipt of Lessor's proposed market rental, either accept the market rental proposed by Lessor or present Lessor in writing with its proposed market rental. Within five (5) days thereafter, Lessor shall either accept Lessee's proposal market rental or notify Lessee that the proposed market rental is unacceptable. If the proposed market rental is unacceptable to Lessor, and/or if Lessor and Lessee are unable to agree as to the renewal market rental at least six (6) months prior to the expiration of the Initial Lease Term, Lessor and Lessee will jointly appoint an appraiser to determine whether the market rental (including adjustment provisions) first proposed by Lessor or the market rental (including adjustment provisions) first proposed by Lessee is the rental which most accurately reflects the fair market rental at the Valuation Date. If Lessor and Lessee fail to agree upon an appraiser with five (5) months prior to the expiration of the Initial Lease Term, such appraiser will be appointed by the then President of the Local Chapter of The American Society of Appraisers and will be experienced in the appraisal of office, commercial and industrial properties in the Phoenix metropolitan area. The decision of such appraiser will be in writing and in duplicate; will be delivered to each of the parties to the Lease; and will either select all aspects of Lessor's first proposal (including adjustment provisions) or of Lessee's first proposal (including adjustment provisions) as the market rental provisions most reflective of the fair market conditions at the Valuation Date. The fair market rental provisions selected by the appraiser shall then be the rental rate provisions for the Extended Lease Term, subject to the limitations and adjustments to such market rental rate set forth in this EXHIBIT "B" for determining the actual rental payable for the Extended Lease Term. The fee of the appraiser will be paid equally by Lessor and Lessee. If no determination is made prior to the commencement of the Extended Lease Term, Lessee will continue to pay to Lessor the Minimum Rent with bi-annual adjustments in effect at the end of the Initial Lease Term immediately preceding such Extended Lease Term and, upon such fair market rental being determined, Lessee will pay to Lessor the difference between the rent already paid by Lessee for the Extended Lease Term and the actual amount of rent attributable to the Extended Lease Term through the date of such determination. Upon the determination of the fair market rental as aforesaid, the parties will enter into an amendment to the Lease stating the Minimum Rent for the Extended Lease Term.

                                   EXHIBIT "C"

[To Lease between NOTHUM DEVELOPMENT, L.L.C. and TRI-CITY MECHANICAL, INC. dated July ___, 1997]

                             OUTLINE SPECIFICATIONS

                                   EXHIBIT "D"

[To Lease between NOTHUM DEVELOPMENT, L.L.C. and TRI-CITY MECHANICAL, INC. dated July ___, 1997]

                                    SITE PLAN

                                       32